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                                                               EXHIBIT NO. 10.16


                          SECURITIES PURCHASE AGREEMENT


                                   dated as of


                                 August 31, 1998


                                     between


                           NEXTERA ENTERPRISES, L.L.C.

                                       and


                              NEXTERA FUNDING, INC.



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                          SECURITIES PURCHASE AGREEMENT


               This SECURITIES PURCHASE AGREEMENT dated as of August 31, 1998 between NEXTERA ENTERPRISES L.L.C. and NEXTERA FUNDING, INC.

               The parties hereto agree as follows:

                                      ARTICLE
                                         I

                                    DEFINITIONS

               Section 1.1. Definitions. The following terms, as used herein, shall have the following meanings:

               "Acquisition" means each of (i) the Sibson Acquisition and (ii) the Delphi Acquisition.

               "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with", as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

               "Agreement" means this Securities Purchase Agreement, as amended, restated or otherwise modified from time to time in accordance with its terms.

               "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by any Credit Party of any asset, including without limitation any sale-leaseback transaction, but excluding (i) dispositions of inventory and used, surplus or worn out equipment in the ordinary course of business, (ii) dispositions to a wholly-owned Subsidiary of any Credit Party and (iii) cash payments otherwise permitted under this Agreement.





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               "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or other government action to close.

               "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any domestic commercial bank (including a domestic branch of a foreign bank) whose outstanding senior long-term debt securities are rated either A- or higher by Standard & Poor's Ratings Services or A3 or higher by Moody's Investors Service, Inc., (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause
(i) entered into with any bank meeting the qualifications specified in clause
(ii) above, (iv) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., maturing within one year after the date of acquisition, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

               "Change of Control" means such time as (a) any Member (as such term is defined in the Nextera LLC Agreement) has sold, transferred or otherwise disposed of, to any Person (other than (i) solely in the case of Knowledge Enterprises, Inc. to a Person controlled by or under common control with it,
(ii) pursuant to a Qualified Transfer (as such term is defined in the Nextera LLC Agreement) or (iii) pursuant to the Share Exchange Agreement to be entered into in connection with the Sibson Acquisition), any of the common stock or equity units held by such Person on the date of the Closing; or (b) a sale or transfer of all or substantially all of the assets of the Company to any person or group (other than any group consisting solely of the Members as of the date hereof or persons or entities controlled by such Members) has been consummated; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period of whose election or nomination for the election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office; provided that a Change of Control shall not be deemed to have occurred as a result of the Nextera Incorporation.




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               "Closing" means the date on which all of the conditions set forth in Section 5.1 shall have been satisfied.

               "Commission" means the Securities and Exchange Commission.

               "Commitment" means the Sibson Commitment and the Delphi Commitment, which in the aggregate shall not exceed $40,000,000.

               "Company" means Nextera Enterprises, L.L.C., a Delaware limited liability company.

               "Company Corporate Documents" means the operating agreement, articles of incorporation, by-laws or other governing organizational documents of each Credit Party.

               "Consolidated Debt" means, at any date, the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

               "Consolidated Subsidiary" means, at any date with respect to any Person, any Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

               "Credit Party" means, individually, each one of (i) the Company,
(ii) SC/NE, (iii) Delphi (upon the occurrence of the Delphi Acquisition) and
(iv) Direct Subsidiaries of each of the foregoing; and "Credit Parties" means all of the foregoing, taken collectively.

               "Debt" of any Person means, at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations (contingent or otherwise) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (d) all Derivatives Obligations of such Person, (e) all Guarantee Obligations of such Person in respect of Debt of any other Person and (f) all liabilities of the types described in clauses (a) through (e) above secured by any Lien on any property owned by such Person even though such person has not assumed or otherwise become liable for the payment thereof.



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               "Debt Incurrence" means any incurrence by any Credit Party of any
Debt (including without limitation pursuant to the Permanent Financing), other than Debt permitted under Section 6.8(c).

               "Default" means any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

               "Delphi" means Delphi Consulting Group, Inc., a Massachusetts corporation.

               "Delphi Acquisition" means the acquisition of substantially all of the assets of Delphi pursuant to and in accordance with the Delphi Purchase Agreement.

               "Delphi Commitment" means subject to Section 2.1, $2,500,000, the obligation of Purchaser to purchase Notes hereunder in an aggregate principal amount at any time outstanding not to exceed such amount, as such amount may be reduced from time to time pursuant to Sections 2.4 and 2.5.

               "Delphi Purchase Agreement" means the Asset Purchase Agreement to be entered into by and among Delphi, Delphi Consulting Group, L.L.C., the Company and the holders of capital stock of Delphi identified on Exhibit A-1 thereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

               "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

               "Direct Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly owned by such Person.


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               "DLJSC" means Donaldson, Lufkin & Jenrette Securities
Corporation, a Delaware corporation, and its successors.

               "dollars" or "$" mean lawful currency of the United States of America.

               "Domestic Taxes" has the meaning set forth in Section 2.8(a).

               "Engagement Letter" means an engagement letter between the Company and DLJSC pursuant to which DLJSC shall be engaged as lead investment banker for the Credit Parties for the period as set forth therein.

               "Environmental Laws" means any and all statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases or pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

               "Equity Issuance" means the issuance of any equity securities by any Credit Party (including without limitation any equity securities issued pursuant to the exercise of stock options or warrants or the Permanent Financing), but excluding equity securities issued to any other Credit Party, equity securities issued pursuant to employee stock options and equity securities issued pursuant to the Nextera Incorporation.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

               "ERISA Group" means the Company and each Subsidiary, and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

               "Event of Default" has the meaning set forth in Section 7.1.



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               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Expiration Date" has the meaning set forth in Section 2.1(b).

               "Financing Documents" means this Agreement, the Notes, the Security Documents, the Subordination Agreement and the Subsidiary Guaranties.

               "Financing Lease" means any lease of property, real or personal, the obligations or the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

               "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

               "Guarantee Obligation" means as to any Person (the "guaranteeing person"), without duplication, any obligation of (a) the guaranteeing person or
(b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital or the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof, provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or the guaranty obligation of any primary obligation which does not constitute Debt. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which




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case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

               "Hazardous Materials" means (i) asbestos; (ii) polychlorinated biphenyls; (iii) petroleum, its derivatives, by-products and other hydrocarbons; and (iv) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

               "Hazardous Materials Contamination" means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

               "Holder" means any holder of any Note.

               "Initial Takedown" means the first Takedown hereunder.

               "Interest Payment Date" means the last day of each Interest Period (or, if any such date is not a Business Day, the next succeeding Business
Day).

               "Interest Period" shall mean the period from the date of this Agreement to but excluding the 90th day thereafter, and thereafter each successive 90-day period. If any Interest Period would begin or end on a date which is not a Business Day (as defined below), such Interest Period shall begin or end, as the case may be, on the next succeeding Business Day and any Interest Period that would extend beyond the Maturity Date shall end on the Maturity Date. Purchaser may, in its discretion, select Interest Periods of one day for any day on or after the Notes shall have become due and payable in accordance with the terms hereof.

               "Investment" means, without duplication, any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.




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               "KU Debt" means, collectively, (i) the Debenture dated March 20,
1997, executed by the Company in favor of Nextera Enterprises Holdings, L.L.C. in the original principal amount of up to $23,000,000 and (ii) the Debenture dated January 5, 1998, executed by the Company in favor of Nextera Enterprises Holdings, L.L.C. in the original principal amount of up to $24,970,000.

               "LIBOR Rate" with respect to each Interest Period, shall mean for any day, as determined by Purchaser, the interest rate per annum offered for deposits in dollars for the Interest Period in the London interbank market which appears on Telerate Page 3750 or such other page as may replace Telerate Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying such rate (collectively, "Telerate Page 3750") as of 11:00 A.M. London time on the second Business Day prior to any such date. If the Interest Period is of a duration falling between the Interest Periods for which such rates appear on Telerate Page 3750, the LIBOR Rate shall be the rate determined by interpolation between the rates for the next shorter and the next longer Interest Periods for which such rate appears on Telerate Page 3750, as determined by Purchaser, whose determination shall be conclusive in the absence of manifest error. In the event that (i) more than one such LIBOR Rate is provided, the average of such rates shall apply or (ii) no such LIBOR Rate is published, then the LIBOR Rate shall be determined from such comparable financial reporting company as Purchaser, in its discretion, shall determine.

               "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement) and any other arrangement having substantially the same economic effect as any of the foregoing.

               "Majority Holders" means (i) at any time prior to the issuance of the Notes, Purchaser and (ii) at any time thereafter, the holders of more than 50% in aggregate principal outstanding amount of Notes at such time.

               "Material Acquisition Documents" means the Sibson US Asset Purchase Agreement including all Exhibits thereto, the Sibson Canada Share Purchase Agreement including all Exhibits thereto, the Delphi Purchase Agreement including all Exhibits thereto and the Side Letter dated August 31, 1998 from Sibson US to the Company regarding disclosure schedules to the Sibson US Asset Purchase Agreement.




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

               "Material Adverse Effect" means a material adverse affect on the assets, business, financial position, results of operations or prospects of (i) the Company and its Subsidiaries (taken as a whole), (ii) SC/NE and its Subsidiaries (taken as a whole), (iii) Delphi and its Subsidiaries (taken as a whole) or (iv) the validity or enforceability of this Agreement or any of the other Financing Documents or the rights and remedies of the Purchaser hereunder or thereunder.

               "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $100,000.

               "Maturity Date" means March 1, 1999.

               "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

               "Net Cash Proceeds" means, with respect to any transaction, an amount equal to the cash proceeds received by any Credit Party from or in respect of such transaction (including any cash proceeds received as income or other proceeds of any non-cash proceeds of such transaction), less (i) any expenses (including commissions) reasonably incurred by any Credit Party in respect of such transaction, (ii) the amount of any Debt secured by a Lien on a related asset and discharged from the proceeds of such transaction; (iii) any taxes paid or payable by any Credit Party with respect to such transaction (as reasonably estimated by such Credit Party's chief financial officer in good faith) and (iv) appropriate amounts, reasonably determined by the Credit Party in accordance with GAAP, as a reserve against any liabilities retained by such Credit Party with respect to such transaction.

               "Nextera Incorporation" shall have the same meaning as "Incorporation Transaction" as set forth in the Share Exchange Agreement in the form of Exhibit N to the Sibson US Asset Purchase Agreement.

               "Nextera LLC Agreement " means the Second Amended and Restated Limited Liability Company Agreement of Nextera Enterprises, L.L.C. dated as of May 1, 1998, as amended through the date hereof.


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               "Notes" means the Senior Secured Notes issued by the Company substantially in the form set forth as Exhibit A hereto.

               "Other Taxes" has the meaning set forth in Section 2.8(a).

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Permanent Financing" means any Debt Incurrence or Equity Issuance following the date hereof for the purpose of refinancing the Notes.

               "Permits" means all domestic and foreign licenses, permits and approvals required for the full operation of the Company and its Subsidiaries, taken as a whole, including, without limitation, provincial, state, federal, city and county permits and approvals.

               "Permitted Liens" means Liens expressly permitted to exist by the terms of Section 6.11 hereof.

               "Permitted Transferee" means any Person that acquires Notes other than any Person who acquires such Notes (i) in a public offering or (ii) in the open market pursuant to sales under Rule 144 of Securities Act or otherwise.

               "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

               "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

               "Purchase Agreements" means, collectively, each of (i) the Sibson US Asset Purchase Agreement, (ii) the Sibson Canada Share Purchase Agreement and
(iii) the Delphi Purchase Agreement.




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

               "Purchaser" means Nextera Funding, Inc., a Delaware corporation, and its successors.

               "Restricted Payment" means, with respect to any Person (i) any divi dend or other distribution on any shares of the capital stock of such Person (except dividends payable solely in shares of capital stock of the same class of such Person) (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the capital stock of such Person or (b) any option, warrant or other right to acquire such Person's shares of the capital stock or (iii) any loan, advance or other payment to any Person or its Affiliate owning any capital stock of such Person.

               "SC/NE" means SC/NE, LLC, a Delaware limited liability company.

               "Second Takedown" means the second Takedown hereunder.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Security Agreement" means each Security and Pledge Agreement executed by each of the Company and the Subsidiaries of the Company, substantially in the form set forth as Exhibit D hereto.

               "Security Documents" means, collectively, the Security Agreements and uniform commercial code financing statements executed pursuant hereto.

               "Sibson" means each of (i) Sibson US and (ii) Sibson Canada.

               "Sibson Acquisition" means each of (i) the Sibson US Acquisition and (ii) the Sibson Canada Acquisition.

               "Sibson Purchase Agreements" means, collectively, the Sibson US Asset Purchase Agreement and the Sibson Canada Share Purchase Agreement.

               "Sibson Canada" means Sibson Canada Inc., a corporation organized under the laws of Canada.

               "Sibson Canada Acquisition" means the acquisition of all of the capital stock of Sibson Canada pursuant to and in accordance with the Sibson Canada Share Purchase Agreement.




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               "Sibson Canada Share Purchase Agreement" means the Share Purchase
Agreement dated August 31, 1998, by and among the Company, Sibson Acquisition Co., a newly formed Nova Scotia unlimited liability company, and the holders of all of the outstanding capital stock of Sibson Canada, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

               "Sibson Commitment" means subject to Section 2.1, $38,000,000, the obligation of Purchaser to purchase Notes hereunder in an aggregate principal amount at any time outstanding not to exceed such amount, as such amount may be reduced from time to time pursuant to Sections 2.4 and 2.5.

               "Sibson US" means Sibson & Company, L.P., a Delaware limited partnership.

               "Sibson US Acquisition" means the acquisition of substantially all of the assets of Sibson US pursuant to and in accordance with the Sibson US Asset Purchase Agreement.

               "Sibson US Asset Purchase Agreement" means the Asset Purchase Agreement dated August 31, 1998, by and among SC/NE, the Company, Sibson, Sibson & Company, Inc., SC2, Inc., the holders of the capital stock of Sibson & Company, Inc. identified on Exhibit A thereto and the holders of the capital stock of SC2, Inc. identified on Exhibit A thereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

               "Solvent" as to any Person shall mean that (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent




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

liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability net of reasonably expected reimbursements.

               "Subordination Agreement" means the Subordination Agreement executed by the holder of the KU Debt, substantially in the form of Exhibit E hereto.

               "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

               "Subsidiary Debt" means, collectively, the bank facilities to which each of Symmetrix, Inc., SGM Consulting, L.L.C. (d/b/a Sigma Consulting), Pyramid Imaging, Inc. and Sibson is a party in the amounts and with the lenders listed on Schedule 5.1(e).

               "Subsidiary Guaranty" means each Subsidiary Guaranty in the form of Exhibit C executed by each Subsidiary of the Company and delivered pursuant to this Agreement.

               "Takedown" has the meaning set forth in Section 2.2(a).

               "Taxes" has the meaning set forth in Section 2.8(a).

               "Transfer" means any disposition of Notes that would constitute a sale thereof under the Securities Act.

               "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.



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

               Section 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a consistent basis (except for changes concurred in by the Company's independent public accountants).


                                   ARTICLE II
              PURCHASE AND SALE OF SECURITIES, TERMS OF SECURITIES

               Section 2.1. Commitment to Purchase. (a) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties contained herein and in the other Financing Documents, the Company may at its option issue and sell, and Purchaser agrees to purchase, Notes in an aggregate principal amount not to exceed $40,000,000. The purchase price for the Notes shall be 100% of the principal amount thereof.

               (b) Termination of Commitment. Each of the Sibson Commitment and the Delphi Commitment will terminate on the earliest of (i) the termination of the Sibson Purchase Agreements and the Delphi Purchase Agreement, respectively, in accordance with the terms thereof prior to the consummation of the respective Sibson Acquisition and Delphi Acquisition, (ii) the delivery by the Company of a notice of termination of such obligation of Purchaser, (iii) the consummation of the Sibson Acquisition and the Delphi Acquisition, respectively (if such date occurs prior to the date of any Takedown), (iv) the date on which any Credit Party commences the marketing of any proposed Permanent Financing with respect to which DLJSC or any of its affiliates is not the lead manager or lead agent or lead underwriter, as the case may be or (v) in the case of the Sibson Commitment, 5:00 PM New York City time on August 31, 1998 if the Closing has not occurred by such time (such earliest date, the "Expiration Date"); provided that if at any time on or after the date hereof an Event of Default shall have occurred and be continuing, Purchaser may at its option terminate any Commitment by notice to the Company, such termination to be effective upon the giving of such notice; and provided further that the Commitment shall automatically terminate, without notice to the Company or any other action on the part of Purchaser, upon the occurrence of any of the events specified in Sections 7.1(e) and 7.1(f) with respect to any Credit Party.



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


               (c) The Commitment is not revolving in nature, and principal amounts of Notes prepaid in accordance with Section 2.7 may not be resold to Purchaser hereunder.

               Section 2.2. Takedown Procedures. (a) Notice. The Company shall give Purchaser written notice not later than 11:00 AM (New York City time) two Business Days prior to the proposed purchase and sale of Notes hereunder (each, a "Takedown"), which notice shall specify the principal amount of Notes to be purchased and sold at such Takedown (which amount shall be in multiples of $500,000 and shall not be less than $2,000,000) and the date of such Takedown (which shall be a Business Day). There shall be up to two (2) Takedowns and each Takedown shall occur on or prior to the Maturity Date.

               (b) Funding. On the date of each Takedown, Purchaser shall deliver by wire transfer, to the account number of the Company specified by the Company in writing no later than 2:00 PM (New York City time) two Business Days prior to the date of such Takedown, immediately available funds in an amount equal to the aggregate purchase price of the Notes to be purchased by Purchaser hereunder on such date, less the aggregate amount of fees payable by the Company to Purchaser on such date pursuant to Section 2.3 and expenses (if any) payable to Purchaser on such date pursuant to Section 9.4.

               (c) Delivery of Notes. At each Takedown, against payment as set forth in subsection (b) of this Section 2.2, the Company shall deliver to Purchaser a single Note representing the aggregate principal amount of Notes to be purchased at such Takedown registered in the name of Purchaser, or, if requested by Purchaser, separate Notes in such other denominations and registered in such name or names as shall be designated by Purchaser by notice to the Company at least two Business Days prior to the date of such Takedown.

               Section 2.3. Fees. (a) Commitment Fee. Subject to subsection (c) below, the Company shall pay Purchaser a commitment fee in the amount equal to one percent (1.00%) of the maximum principal amount of the Notes subject to the Commitment (the "Commitment Fee"), which shall be fully earned upon the execution and delivery of this Agreement by the parties hereto and shall be payable in full in dollars on the earlier of (i) the date of the consummation of any Acquisition (regardless of whether any Takedown has occurred on or prior to such date), (ii) the closing of any other transaction or series of transactions in which any Credit Party or any of its affiliates acquires or recapitalizes Sibson or Delphi within the next two years or (iii) the payment to the Credit Parties of any break-up fee pursuant to any Purchase Agreement.

               (b) Takedown Fee. Subject to subsection (c) below, on the date of each Takedown hereunder, the Company shall pay to Purchaser a takedown fee (each, a "Takedown Fee") in an amount equal to one percent (1.00%) of the aggre-gate outstanding principal amount of the Notes being purchased at such Takedown.

               (c) Credits. If the Notes are refinanced in full through any Equity Issuance which constitutes the Permanent Financing on or prior to the twelve-month anniversary of the date of the Initial Takedown, one hundred percent (100.00%) of the Commitment Fee and the Takedown Fee will be creditable against fees due to DLJSC.

               Section 2.4.  Mandatory Termination and Reduction of Commitment.

               (a) The Commitment shall terminate on the earlier of the Expiration Date or the Second Takedown.

               (b) The Commitment shall be reduced by an amount equal to the Net Cash Proceeds received by any Credit Party in respect of any Asset Sale, Debt Incurrence or Equity Issuance minus the amount of such Net Cash Proceeds applied to repay outstanding Notes in accordance with Section 2.7(c). Each such reduction shall be effective on the date of the related prepayment of the Notes, or if no Notes are at the time outstanding, on the date of receipt of such Net Cash Proceeds.

               Section 2.5. Optional Reduction of Commitment. The Company may, upon not less than three Business Days' notice to Purchaser, terminate the unused Commitment at any time or reduce the unused Commitment from time to time in amounts equal to $5,000,000 or any larger multiple of $1,000,000.

               Section 2.6. Interest. (a) Payment Dates. Interest on each Note shall be payable in dollars quarterly in arrears, on each Interest Payment Date of each year in which such Note remains outstanding, commencing with the first Interest Payment Date after the date of issuance thereof, on the principal sum of such Note outstanding. Interest on each Note shall be calculated at the rate per annum set forth in subsection (b) below, and shall accrue from and including the most recent Interest Payment Date to which interest has been paid on such Note (or if no interest has been paid on such Note, from the date of issuance thereof) to but excluding the date on which payment in full of the principal sum of such Note has been made.

               (b) Interest Rate. Interest shall be payable at the LIBOR Rate plus a spread (the "Spread"). The Spread will be 450 basis points.

               Notwithstanding anything to the contrary set forth above, at no time shall the per annum interest rate on the Notes exceed seventeen percent (17.00%) nor shall the per annum interest rate on the Notes be less than ten percent (10.00%). Interest on each Note will be calculated on the basis of a 365-day year and paid for the actual number of days elapsed.

               Section 2.7. Maturity of Notes; Prepayment of Notes. (a) Maturity Date. The Notes shall mature on the Maturity Date.

               (b) Optional Redemption. The Notes may be redeemed, in whole or in part, upon not less than 10 days written notice, at the option of the Company, at any time at par plus accrued interest to the redemption date; provided, that the redemption price shall be one hundred three percent (103.00%) of par plus accrued interest if the Notes are refunded (whether at the time of redemption or maturity) with funds raised by any means other than (i) an initial public offering at a minimum of at least, if not greater than, $75 million of the Company's common stock lead managed by DLJSC, (ii) a private placement at a minimum of at least, if not greater than, $75 million of the Company's common stock or other equity securities in which DLJSC is the lead placement agent,
(iii) a bank deal in which DLJSC is the loan originator and lead syndicate agent or in which DLJSC formally declines to act as such or (iv) in the case of optional redemption on the date of maturity, where Knowledge Universe, L.L.C. or an Affiliate thereof repays, in full, all obligations of the Company to Purchaser.

               (c) Mandatory Prepayments. The Company shall, within five days of receipt by any Credit Party of the Net Cash Proceeds of any Asset Sale, Debt Incurrence or Equity Issuance, prepay a principal amount of the Notes equal to the amount of such Net Cash Proceeds (less any amounts not required to be paid as a result of the requirement in subsection (d) of this Section 2.7 that all such prepayments be made in multiples of $1,000), at a redemption price equal to one hundred percent (100.00%) of the principal amount of the Notes so prepaid together with accrued interest to the date of prepayment; provided, that the redemption price shall be one hundred three percent (103.00%) of par plus accrued interest if the Notes are redeemed with or in anticipation of funds raised by any means other than (i) an initial public offering at a minimum of at least, if not greater than, $75 million of the Company's common stock lead managed by DLJSC, (ii) a private placement at a minimum of at least, if not greater than, $75 million of the Company's common stock or other equity securities in which DLJSC is the lead placement agent, (iii) a bank deal in which DLJSC is the loan originator and lead syndicate agent or in which DLJSC formally declines to act as such or (iv) in the case of optional redemption on the date of maturity, where Knowledge Universe, L.L.C. or an Affiliate thereof repays, in full, all obligations of the Company to Purchaser.

               (d) Minimum Amount. Any prepayment of the Notes pursuant to
Section 2.7(b) shall be in a minimum amount of at least $1,000,000, unless less than $1,000,000 of the Notes remain outstanding, in which case all of the Notes must be prepaid. Any prepayment of the Notes pursuant to Section 2.7(c) shall be in a minimum amount which is a multiple of $1,000 times the number of Holders at the time of such prepayment.

               (e) Partial Prepayments. Any partial prepayment shall be made so that the Notes then held by each Holder shall be prepaid in a principal amount which shall bear the same ratio, as nearly as may be, to the total principal amount being prepaid as the principal amount of such Notes held by such Holder shall bear to the aggregate principal amount of all Notes then outstanding. In the event of a partial prepayment, upon presentation of any Note the Company shall execute and deliver to or on the order of the Holder, at the expense of the Company, a new Note in principal amount equal to the remaining outstanding portion of such Note.

               Section 2.8. Taxes. (a) For the purposes of this Section, the following terms have the following meanings:

               "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Credit Party pursuant to this Agreement or under any Note or any other Financing Document, and all liabilities with respect thereto, excluding, in the case of Purchaser or any other Holder, taxes imposed on the net income of Purchaser or such Holder and franchise or similar taxes imposed on Purchaser or such Holder (all such excluded taxes being hereinafter referred to as "Domestic Taxes").

               "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or any other

Financing Document or from the execution, delivery, registration, recordation or enforcement of, or otherwise with respect to, this Agreement or any Note or any other Financing Document.

            (b) All payments by any Credit Party to or for the account of Purchaser or any other Holder under any Financing Document shall be made without deduction for any Taxes or Other Taxes; provided that, if any Credit Party shall be required by law to deduct any Taxes or Other Taxes from any such payment, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Purchaser or such Holder (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, the Credit Party shall make such deductions, the Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and the Company shall promptly furnish to the Purchaser or such Holder (as the case may be) the original or a certified copy of a receipt evidencing payment thereof.

            (c) The Company agrees to indemnify Purchaser and each other Holder for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Purchaser or such Holder (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

            (d) The Company shall have no obligations for Taxes under Section 2.8(a) or Section 2.8(b) for or on account of:

                    (i) any Taxes (other than Other Taxes) imposed by way of deduction or withholding that would not have been so imposed but for the existence of any present or former connection between such Holder and the jurisdiction imposing the Tax other than merely holding such Note or any Financing Document, or the receipt of payments in respect thereof, including, without limitation, such Holder being or having been a citizen or resident thereof, or being or having been engaged in a trade or business or having a permanent establishment or other fixed base therein, or making or having made an election to the effect of which is to subject such Holder to such Tax;

                    (ii) any Taxes (other than (A) Other Taxes or (B) any Taxes imposed by way of deduction or withholding) that would not have been so imposed but for the existence of any present or former connection between such

Holder or the beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a partnership, a limited liability company or corporation) and the jurisdiction imposing the Tax other than merely holding such Note or any Financing Document, or the receipt of payments in respect thereof, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder, or possessor) being or having been a citizen or resident thereof, or being or having been engaged in a trade or business or having a permanent establishment or other fixed base therein, or making or having made an election to the effect of which is to subject such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) to such Tax;

                    (iii) any Taxes in the nature of estate, inheritance or gift taxes;

                    (iv) any Tax that is imposed or withheld by reason of the failure of the Holder or beneficial owner of a Note to comply with a written request by the Company addressed to such Holder or beneficial owner to provide
(A) information concerning the nationality, residence or identity of such Holder or beneficial owner that is required under a statute, treaty, regulation or administrative practice of the jurisdiction imposing such Tax as a precondition to exemption from all or part of such Tax or (B) the applicable signed form required to be received by the Credit Parties to qualify for an exemption or reduction of such Tax;

                    (v) any Taxes imposed on any payment on a Note to a Holder that is a fiduciary or partnership or other than sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or limited liability company or a shareholder of an S corporation or a beneficial owner would not have been entitled to the payment of taxes had such beneficiary, settlor, member, shareholder or beneficial owner directly received its beneficial or distributive share of such payment;

                    (vi) any Tax that is imposed or withheld, to the extent that the Holder would have been subject to such Tax at the time of the original purchase of the Notes upon their original issuance if the Holder had purchased the Note at that time; and

                    (vii) any combination of items (i) through (vi) above.

               (e) Notwithstanding anything in Section 2.8(d) to the contrary, the Company agrees to indemnify Purchaser and each other Holder for all Domestic Taxes of Purchaser or such other Holder (calculated based on a hypothetical basis at the maximum marginal rate for a corporation) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case to the extent that such Domestic Taxes result from any payment or indemnification pursuant to this Section 2.8. This indemnification shall be paid within 15 days after Purchaser or such Holder (as the case may be) makes demand therefor.

               (f) The Company agrees that the provisions of this Section shall inure to the benefit of any transferee of any Note.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES


               The Company represents and warrants to Purchaser (both before and after giving effect to each Acquisition) as set forth below:

               Section 3.1. Corporate Existence and Power. Each Credit Party is a corporation, limited liability company or limited partnership, as applicable, duly incorporated or formed, as applicable, validly existing and in good standing under the laws of the state of its incorporation, and has all corporate, limited liability company or limited partnership powers, as applicable, and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted after each Acquisition except for such governmental licenses, authorizations, consents and approvals as to which the failure to so maintain could not reasonably be expected to have a Material Adverse Effect.

               Section 3.2. Authorization, Execution and Enforceability. The execution, delivery and performance by each Credit Party party to each of the Financing Documents and the Material Acquisition Documents and the issuance of the Notes by the Company have been duly and validly authorized and are within each such Credit Party's corporate, limited liability company or limited partnership powers, as applicable. Each of the Financing Documents (other than the Notes) and Material Acquisition Documents has been duly executed and delivered by the Credit Parties party thereto and constitutes their valid and binding agreement, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and equitable principles of general applicabil-ity. When executed and delivered by the Company against payment therefor in accordance with the terms hereof, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and equitable principles of general applicability.

               Section 3.3. Governmental Authorization; Compliance with Laws. The execution and delivery by the Credit Parties party to each of the Financing Documents and Material Acquisition Documents did not and will not, the issuance and sale of the Notes by the Company will not, and the consummation of the transactions contemplated hereby and thereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except actions and filings which, if not taken or made, will not affect in any manner the validity or enforceability of the Financing Documents or the Material Acquisition Documents or could reasonably be expected to have a Material Adverse Effect. Each Credit Party is in compliance with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities except to the extent such compliance is not material to the business, assets, property, condition (financial or otherwise) of such Credit Party.

               Section 3.4. Non-Contravention. The execution and delivery by the Credit Parties party to each of the Financing Documents and the Material Acquisition Documents did not and will not, and the issuance and sale of the Notes by the Company will not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of any provision of applicable law or regulation, any Company Corporate Documents or any agreement, judgment, injunction, order, decree or other instrument binding upon any Credit Party or any of its assets, or result in the creation or imposition of any Lien on any asset of any Credit Party (other than the Liens created by the Security Documents).

               Section 3.5. Financial Information.

               (a) The (i) consolidated financial statements of each Credit Party including balance sheets and incomes and cash flow statements as of the end of and for each of the last three fiscal years audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, together with the report thereon; (ii) unaudited selected financial information of each Credit Party meeting the requirements of Item 301(a) of Regulation S-K for the two fiscal years immediately preceding the last three fiscal years; and (iii) unaudited interim financial statements of each Credit Party, prepared in each case in the same manner as the historical audited statements for the most recently ended quarterly period and for the same quarterly period during the most recently ended fiscal year, fairly present, in conformity with GAAP, the consolidated financial position of such entities as of each such date and their consolidated results of operations, changes in stockholders' equity and cash flows for each period (subject to footnote presentation and normal year-end adjustments).

            (b) The unaudited pro forma consolidated balance sheet of the Company as of June 30, 1998 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to the Purchaser, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of each Acquisition, (ii) Debt to be issued on or about the date of Closing and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Company as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of the Company as of June 30, 1998, assuming that the events specified in the preceding sentence had actually occurred at such date.

            (c) There has occurred no material adverse change, or development that could reasonably be expected to result in a material adverse change, in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company, Sibson or Delphi or any of their respective Subsidiaries, in each case taken as a whole, since December 31, 1997 or in the facts and information supplied to Purchaser through the date hereof with respect thereto.

            Section 3.6. Litigation. Except as set forth on Schedule 3.6, there is no action, suit or proceeding pending or, to the knowledge of any Credit Party, threatened against any Credit Party before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which challenges the validity of any Financing Document or of any Acquisition; provided, however, that except as noted on such Schedule 3.6, all matters listed therein are covered by adequate insurance.

            Section 3.7. Environmental Matters. Except as provided on Schedule 3.7:

            (a) Except to the extent the following could not reasonably be expected to result in a Material Adverse Effect, other than the generation, use and storage of Hazardous Materials in compliance with all applicable Environmental Laws: (i) no Hazardous Materials are located on any properties owned, leased or operated by any Credit Party; (ii) no Hazardous Materials have been released into the environment or deposited, discharged, placed or disposed of, at, on, under or near any of such properties; (iii) no portion of any such property is being used for the disposal, storage, treatment, processing or other handling of Hazardous Materials; (iv) no such property is affected by Hazardous Materials Contamination; (v) to the best of any Credit Party's knowledge, no previous owner or occupant of such properties has used any portion of the properties for the treatment, storage, disposal, processing or other handling of Hazardous Materials; (vi) with respect to properties previously owned, leased or operated by any Credit Party, to the best of any Credit Party's knowledge, no Hazardous Materials have been released into the environment, or deposited, discharged, placed or disposed of, at, on, under or near any such properties during the time of any Credit Party's ownership, lease or operation thereof.

            (b) Except to the extent the following could not reasonably be expected to result in a Material Adverse Effect, no asbestos or asbestos-containing materials are present on any of the properties now or previously owned, leased or operated by any Credit Party.

            (c) Except to the extent the following could not reasonably be expected to result in a Material Adverse Effect, no polychlorinated biphenyls are located on or in any properties now or previously owned, leased or operated by any Credit Party, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device or form.

            (d) Except to the extent the following could not reasonably be expected to result in a Material Adverse Effect, no underground storage tanks are located on any properties now or previously owned, leased or operated by any Credit Party, or were located on any such property and subsequently removed or filled.

            (e) Except as to the extent the following (or the matters referred to in any of the following) could not reasonably be expected to result in a Material Adverse Effect, no notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order and agreement, litigation or settlement directed at any Credit Party or any property owned, leased or operated by any Credit Party with respect to Hazardous Materials or Hazardous Materials Contamination is in existence or, to any Credit Party's knowledge, proposed, threatened or anticipated with respect to or in connection with the operation of any properties now or previously owned, leased or operated by any Credit Party. Except as to the extent the following could not result in a Material Adverse Effect, all such properties and their existing and prior uses comply and at all time have complied with any applicable governmental requirements relating to environmental matters of Hazardous Materials and there is no condition on any of such properties which is in violation of any applicable governmental requirements relating to Hazardous Materials, and no Credit Party has received any communication from or on behalf of any governmental authority that any such condition exists.

            (f) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which any Credit Party has knowledge in relation to the current or prior business of any Credit Party or any property or facility now or previously owned, leased or operated by any Credit Party which has not been delivered to the Purchaser at least five days prior to the date hereof.

            (g) For purposes of this Section 3.7, the term "Credit Party" shall include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of any Credit Party.

            Section 3.8. Taxes. Except as set forth on Schedule 3.8, all income tax returns and all other material tax returns which are required to be filed by or on behalf of any Credit Party have been filed and all taxes shown as due on such returns have been paid or adequate reserves have been established on the books of the applicable Credit Party. The charges, accruals and reserves on the books of the applicable Credit Party and in respect of taxes or other governmental charges have been established in accordance with GAAP.
            Section 3.9. Subsidiaries. The only Subsidiaries of the Company are Symmetrix Inc., SGM Consulting, L.L.C. (d/b/a Sigma Consulting), Pyramid Imaging, Inc. and The Planning Technologies Group, L.L.C., Symmetrix European Holdings, Inc., Symmetrix Europe, S.A., Cranberry Hill Capital, LLC, Scanada, Inc. and SC/NE.

            Section 3.10. Not an Investment Company. No Credit Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            Section 3.11. Full Disclosure. The information heretofore furnished by the Credit Parties to Purchaser for purposes of or in connection with the Financing

Documents or any transaction contemplated hereby does not, and all such information hereafter furnished by the Credit Parties to Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made. The Credit Parties have disclosed to Purchaser any and all facts which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee), the business, operations or financial condition of the Company and its Subsidiaries, Sibson and its Subsidiaries and Delphi and its Subsidiaries, each taken as a whole, or the ability of the Company and its Subsidiaries, taken as a whole, to perform the obligations under the Financing Documents or to complete the Permanent Financing.

            Section 3.12. Capitalization. At the date of each Takedown and after giving effect to each Acquisition, the capitalization of each Credit Party will be as set forth on Schedule 3.12. All of the issued and outstanding shares of capital stock or membership interests, as applicable, of each Credit Party are validly issued, fully paid and nonassessable and free and clear of any Lien or other right or claim and the holders thereof are not entitled to any preemptive or other similar rights. Other than as set forth on Schedule 3.12, there are no subscriptions, options, warrants, rights, convertible securities, exchangeable securities or other agreements or commitments of any character pursuant to which any Credit Party is required to issue any shares of its capital stock or membership interests, as applicable.

            Section 3.13. Solicitation; Access to Information. No form of general solicitation or general advertising was used by any Credit Party or, to the best of its knowledge, any other Person acting on behalf of any Credit Party, in connection with the offer and sale of the Notes. Neither any Credit Party nor any Person acting on behalf of any Credit Party has, either directly or indirectly, sold or offered for sale to any Person any of the Notes or any other similar security of any Credit Party except as contemplated by this Agreement, and the Company represents that neither it nor any Credit Party nor any person acting on its behalf other than Purchaser and its Affiliates will sell or offer for sale to any Person any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Notes within the provisions of Section 5 of the Securities Act.

            Section 3.14. Non-fungibility. When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are (i) listed on a national securities exchange registered under Section 6 of the Exchange Act or (ii) quoted in a U.S. automated inter-dealer quotation system.

            Section 3.15. Permits. Except to the extent any of the following could not reasonably be expected to result in a Material Adverse Effect: (a) each Credit Party has all Permits as are necessary for the conduct of their respective businesses as it has been carried on; (b) all such Permits are in full force and effect, and each Credit Party has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other impairment of the rights of the holder of any such Permit; and (d) each Credit Party has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

            Section 3.16. Representations in Other Financing Documents and in Material Acquisition Documents. (a) Each of the representations and warranties of the Credit Parties set forth in any of the Financing Documents is true and correct in all material respects.

            (b) Each of the representations and warranties of the Credit Parties set forth in any of the Material Acquisition Documents is true and correct in all material respects.

            Section 3.17. Compliance with ERISA. Except as set forth on Schedule 3.17, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV or ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

            Section 3.18. Labor Matters. Except as set forth on Schedule 3.18,
(x) there are no collective bargaining agreements or Multiemployer Plans covering the employees of any Credit Party and (y) none of such Persons has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years and none of the foregoing is now threatened or imminent.

            Section 3.19. Ownership of Property. Schedule 3.19 sets forth all the real property owned or leased by the Credit Parties and identifies the street address, the current owner (and current record owner, if different) and whether such property is leased or owned. The Credit Parties have good and marketable fee simple title to or valid leasehold interests in all of such real property and good title to all of their personal property subject to no Lien of any kind except Liens permitted hereby. The Credit Parties enjoy peaceful and undisturbed possession under all of their respective material leases.

            Section 3.20. Absence of Any Undisclosed Liabilities or Capital Calls. There are no liabilities of any Credit Party of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements referenced in Section 3.5 hereof and previously delivered to the Purchaser, (ii) the liabilities set forth in Schedule 3.20, (iii) liabilities incurred in the ordinary course of business subsequent to the date of the latest financial statements referenced in Section
3.5 hereof, and (iv) other undisclosed liabilities which, individually or in the aggregate, are not material to any Credit Party. The aggregate amount of liabilities as of the Closing under clauses (ii) and (iii) of this Section 3.20 do not exceed $500,000 excluding accrued interest from June 30, 1998 through the Closing under the KU Debt.

            Section 3.21. Governmental Regulation. No Credit Party is, or will be upon the issuance and sale of the Notes and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935 or the Federal Power Act (each, as amended) or to any federal or state statute or regulation in a manner which would limit its ability to issue the Notes (in the case of the Company) and perform its obligations under any Financing Document.

            Section 3.22. Solvency. On the date of the Closing and after giving effect to the transactions under each Purchase Agreement, each Credit Party will be Solvent.

            Section 3.23. Company Business. The Company (a) conducts no business other than the operation and direct or indirect ownership of 100% of the equity interests of Symmetrix Inc., SGM Consulting, L.L.C. (d/b/a SIGMA), Pyramid Imaging, Inc. and The Planning Technologies Group, L.L.C. and (b) conducts research services and related consulting services. At any time after Closing, the Company will conduct no business other than the foregoing.

            Section 3.24. Security Interests and Liens. The Security Documents create, as security for the obligations of the Company incurred pursuant to the Financing Documents, valid and enforceable security interests in and Liens on all of the collateral described in such Security Documents (the "Collateral"), in favor of the Purchaser, and subject to no other Liens other than Permitted Liens. Such security interests in and Liens on the Collateral shall be superior to and prior to the rights of all third parties (except as disclosed on Schedule 3.24), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

            Section 3.25. Patents, Trademarks, etc. Except as disclosed on
Schedule 3.25, each of the Credit Parties has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such intellectual property rights, which are material to the operation of its business as presently conducted. No material product, process, method, substance, part or other material presently sold by or employed by any Credit Party in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person. There is not pending or overtly threatened any claim or litigation against or affecting any Credit Party contesting its right to sell or use any such product, process, method, substance, part or other material.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Section 4.1. Purchase for Investment; Authority; Binding Agreement. Purchaser represents and warrants to the Company that:

            (a) Purchaser is an Accredited Investor within the meaning of Rule 501(a) under the Securities Act and the Notes to be acquired by it pursuant to this Agreement are being acquired for its own account and Purchaser will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of the Notes unless pursuant to a transaction either registered under, or exempt from registration under, the Securities Act;

            (b) the execution, delivery and performance of this Agreement and the purchase of the Notes pursuant hereto are within Purchaser's corporate powers and have been duly and validly authorized by all requisite corporate action;

            (c) this Agreement has been duly executed and delivered by Purchaser;

            (d) this Agreement constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms; and

            (e) Purchaser has such knowledge and experience in financial and business matters so as to be capable or evaluating the merits and risks of its investment in the Notes and Purchaser is capable of bearing the economic risks of such investment.


                                     ARTICLE V
                         CONDITIONS PRECEDENT TO PURCHASE

            Section 5.1. Conditions to Purchaser's Obligation at Initial Takedown. The obligation of Purchaser to purchase the Notes to be issued and sold at the Initial Takedown hereunder is subject to the satisfaction of the following conditions contemporaneously with such Takedown:

            (a) (i) Each of the conditions to the parties' obligations under the applicable Material Acquisition Documents shall have been satisfied or, with the prior written consent of Purchaser, waived, (ii) the Acquisition to which the Initial Takedown relates shall have been completed on the terms set forth in the Material Acquisition Documents (as such terms may have been amended or waived with the consent of Purchaser), (iii) the aggregate amount of funds required by the Company with respect to the Sibson Acquisition (including without limitation for the payment of fees, commissions and expenses) shall not exceed $38,000,000 and (iv) the aggregate amount of funds required by the Company with respect to the Delphi Acquisition (including without limitation for the payment of fees, commissions and expenses) shall not exceed $2,000,000;

            (b) Each of the Material Acquisition Documents, the Financing Documents and the Company Corporate Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and, subject to Purchaser's sole discretion, no material term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of Purchaser;

            (c) Purchaser shall have received the financial statements referred to in Section 3.5 hereof and shall be satisfied with the same in all material respects in Purchaser's sole discretion;

            (d) Purchaser shall have received evidence satisfactory to it that all governmental, shareholder and, subject to Purchaser's sole discretion, material third party consents and approvals necessary in connection with the Acquisition to which the Initial Takedown relates and the other transactions contemplated by the Financing Documents and by the Material Acquisition Documents (including without limitation any Hart-Scott-Rodino filings) have been received and all applicable waiting periods shall have expired without any action being taken by any competent authority that could restrain, prevent or impose any materially adverse conditions on the Acquisition to which the Initial Takedown relates or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of Purchaser could have any such effect;

            (e) No Credit Party shall have indebtedness for borrowed money other than (i) the Notes and (ii) as listed on Schedule 5.1(e), all of which such indebtedness for borrowed money will contain terms and conditions satisfactory in all material respects to Purchaser in Purchaser's sole discretion. No Credit Party shall have preferred stock issued and outstanding;

            (f) Purchaser shall have completed and be satisfied in all respects with its financial, tax, legal, accounting and environmental due diligence investigations;

            (g) The corporate, tax, capital and ownership structure (including articles of incorporation, operating or member agreements and by-laws), shareholders agreements and management of the Credit Parties before and after each Acquisition shall, except as contemplated by each Acquisition, be consistent with that previously disclosed to Purchaser, and shall not have been modified, in Purchaser's sole discretion, in any material respect other than without the prior written consent of Purchaser;

            (h) Absence of any material adverse change in the business, condition (financial or otherwise), operations, performance, properties, prospects or projections of any Credit Party or any of their respective Subsidiaries, in each case taken as a whole, since the end of the most recently ended period for which financial statements have been provided to Purchaser or in the facts and information as represented to date;

            (i) Except as set forth on Schedule 3.6, there shall exist no pending or threatened material litigation, proceedings or investigations which
(x) could or purports to affect any Acquisition or the transactions contemplated hereby or (y) could reasonably be expected to have a material adverse effect on the business, assets, debt service capacity, liabilities (including environmental liabilities), financial condition, operations, prospects or projections of the Credit Parties taken as a whole;

            (j) Purchaser shall have received satisfactory opinions of counsel to certain of the Credit Parties as to the transactions contemplated hereby, and such corporate resolutions, certificates and other documents as Purchaser shall reasonably request;

            (k) Absence of any Event of Default or event that, with notice and/or the passage of time, could reasonably be expected to become an Event of Default and accuracy of all representations and warranties in all material respects;

            (l) Absence of any disruption or adverse change in the financial or capital markets generally which could reasonably be expected to materially adversely affect the purchase of the Notes or the refinancings thereof;

            (m) Purchaser shall have received necessary consent from lenders to the Credit Parties, including, without limitation, lenders of the KU Debt and the Subsidiary Debt, if any, concerning the anticipated terms and conditions of the Notes, and the Permanent Financing including the application of the proceeds from any such financing;

            (n) The Engagement Letter shall have been executed;

            (o) Purchaser shall have received a solvency certificate substantially in the form of Exhibit B hereto executed by the Chief Financial Officer, Secretary or sole Member of each Credit Party dated as of the Closing;

            (p) Purchaser shall have received a Subsidiary Guaranty in the form of Exhibit C executed by each Credit Party other than the Company; and

            (q) All fees and expenses payable to Purchaser or DLJSC hereunder, under the Engagement Letter or otherwise in connection with the transactions contemplated hereby, shall have been paid in full.

            Section 5.2. Conditions to Purchaser's Obligations at the Second Takedown. The obligation of Purchaser to purchase the Notes to be issued and sold at the Second Takedown hereunder is subject to the satisfaction of the following conditions contemporaneously with such Takedown:

            (a) Each of the conditions precedent set forth in Section 5.1 of this Agreement as applicable, in the Purchaser's judgment, to the Delphi Acquisition, shall have been satisfied;

            (b) There shall have occurred no material adverse change in the assets, business, financial position, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, since March 31, 1998 or in the facts and information as represented to Purchaser through closing with respect thereto;

            (c) There shall not have occurred any disruption or adverse change in the financial or capital markets generally which could reasonably be expected to materially adversely affect the purchase of the Notes or the refinancing thereof;

            (d) The representations and warranties of the Credit Parties contained in the Financing Documents shall be true and correct in all material respects on and as of such Takedown as if made on and as of such time and each of the Credit Parties shall have performed and complied with all covenants and agreements required by the Financing Documents to be performed by it or complied with by it at or prior to such Takedown;

            (e) There shall not exist any Default;

            (f) Purchaser shall have received the Notes to be issued at such Takedown, duly executed by the Company in the denominations and registered in the names specified in or pursuant to Section 2.2; and

            (g) Purchaser shall have received payment of all fees and expenses payable to or for the account of Purchaser hereunder at or prior to such time.

                                   ARTICLE VI
                                    COVENANTS

            The Company agrees (and agrees that it shall cause each Credit Party to agree) that, from and after the date of the Initial Takedown and so long as the Commitment remains in effect or any Notes remain outstanding and unpaid or any other amount is owning to Purchaser or the Holders, and for the benefit of Purchaser and the Holders:

            Section 6.1. Information. The Company will deliver to Purchaser:

            (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related audited statements of income and cash flows and stockholders' equity (deficit) for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Company or other independent public accountants of nationally recognized standing in a manner acceptable to the Commission;

            (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows and stockholders' equity (deficit) for each quarter and for the portion of the fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all certified (subject to footnote presentation and normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Company;

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail whether the Company was in compliance with the requirements of Sections 6.8 through 6.11, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company or any of the Credit Parties are taking or propose to take with respect thereto;

            (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

            (e) within five days after any officer of any Credit Party obtains knowledge of a Default or a default under the KU Debt or under any Subsidiary Debt, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which such Credit Party is taking or proposes to take with respect thereto;

            (f) promptly upon the filing thereof, copies of all applications, registration statements or reports which any Credit Party shall have filed with the Commission or any other national stock exchange;

            (g) promptly upon the mailing thereof to the shareholders of any Credit Party generally, copies of all financial statements, reports and proxy statements so mailed;

            (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the relevant Credit Party setting forth details as to such occurrence and action, if any, which the relevant Credit Party or applicable member of the ERISA Group is required or proposes to take;

            (i) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which any Credit Party is a party in which the amount involved is $1,000,000 or more or in which injunctive relief is sought;

            (j) promptly following the occurrence thereof, notice and a description in reasonable detail of any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole; and

            (k) from time to time such additional information regarding the financial position or business of any Credit Party, as Purchaser may reasonably request.

            Section 6.2. Payments of Obligations. The Company will pay and discharge, and will cause each Credit Party to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Credit Party to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

            Section 6.3. Insurance. The Company shall, and shall cause each Credit Party to, keep its insurable properties adequately insured at all times by financially sound and reputable insurers, maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including (i) public liability insurance against claims for personal injury or death or property damage occurring upon, in, about in connection with the use of any properties owned, occupied or controlled by it and (ii) business interruption insurance and such other insurance as may be required by law.

            Section 6.4. Conduct of Business and Maintenance of Existence. Except for the Nextera Incorporation, the Company will continue, and will cause each Credit Party to continue, to engage in business of the same general type as now conducted, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate, limited liability company or limited partnership existence, as applicable, and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except that a Credit Party may discontinue any immaterial line of business if the Board of Directors or other governing body of such Credit Party determines that such discontinuation is in the best interest of the Company and its Subsidiaries, taken as a whole, and could not cause a Material Adverse Effect.

            Section 6.5. Compliance with Laws. The Company will comply, and cause each Credit Party to comply, in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitations, Environmental Laws and ERISA and the rules and regulations thereunder) except where the failure to so comply could not cause a Material Adverse Effect.

            Section 6.6. Inspection of Property, Books and Records. The Company will keep, and will cause each Credit Party to keep books of record and account in which true and correct entries shall be made of all dealings and transactions in relation to its business and activities, and will permit, and will cause each Subsidiary to permit representatives of Purchaser, at the expense of the Purchaser, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants at such reasonable times and as often as may reasonably be desired.

            Section 6.7. Investment Company Act. No Credit Party is or will become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

            Section 6.8. Limitation on Debt. No Credit Party will create, incur, assume or suffer to exist any Debt, except:

            (a) Debt evidenced by the Notes;

            (b) the Debt described on Schedule 5.1(e) (but only to the extent of the outstanding balance as of the date hereof shown on such Schedule); and

            (c) other Debt incurred after the date hereof, in an aggregate principal amount not to exceed $4,161,230.

            Section 6.9. Restricted Payments; Voluntary Prepayments. (a) No Credit Party will (i) declare or make any Restricted Payment or (ii) make any capital expenditures, in excess of $250,000, not contained on Schedule 6.9; provided that the following shall not be a Restricted Payment: (1) any dividend, distribution or other payment to the Company, (2) the repurchase of any capital stock or other equity interest of any officer, director or employee of a Credit Party upon their termination of employment or other business relationship with a Credit Party, (3) salary and compensation expenses and travel, payroll, commission and similar advances to employees in the ordinary course of business,
(4) the Permitted Distribution (as defined in the Sibson US Asset Purchase Agreement), and (5) distributions to the Sibson US principals pursuant to the Nextera LLC Agreement.

            (b) No Credit Party will directly or indirectly, optionally redeem, retire, purchase, acquire, defease or otherwise make any payment other than required interest payments in respect of any Debt other than (i) the Notes or the Subsidiary Debt and (ii) payments in respect of Debt owing to any other Credit Party.

            Section 6.10. Investments. The Company will not, nor will it permit any Credit Party to, make or acquire any Investment in any Person other than (i) Investments in direct or indirect wholly-owned Subsidiaries and (ii)
Investments in Cash Equivalents.

            Section 6.11. Negative Pledge. No Credit Party will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (a) existing Liens listed on Schedule 6.11;

            (b) (i) inchoate mechanics, workmen's and carriers' liens for charges not delinquent, incident to current construction, (ii) mechanics, warehousemen's, unpaid vendors' and carriers' liens incident to such construction, (iii) statutory and common law Liens of landlords under leases to which any Credit Party is party and (iv) Liens of carriers, warehousemen, mechanics and materialmen or other similar statutory Liens, in each case incurred in the ordinary course of business for sums the payment of which is not delinquent or which are the subject of good faith proceedings by any Credit Party;

            (c) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, performance bonds, unemployment insurance and other types of social security, other than any Lien imposed by or under ERISA;

            (d) Liens for taxes not yet due;

            (e) easements, rights of way, permits, licenses, zoning ordinances, covenants, restrictions, defects, minor irregularities of title and other similar Liens on property which in the case of any particular parcel of real property do not materially detract from the value or utilization of such real property;

            (f) Liens incurred in connection with Debt permitted pursuant to
Section 6.8(c); and

            (g) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $100,000 and (iii) do not in the aggregate materially detract from the value of the assets of the Company and its Subsidiaries, taken as a whole, or materially impair the use thereof in the operation of its business.

            Section 6.12. Transactions with Affiliates. The Company will not, nor will it permit any Credit Party to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except on terms no less favorable than terms that could be obtained from a Person that is not an Affiliate, as determined in good faith by the Board of Directors, managing member or the equivalent governing body of the relevant Credit Party; provided that no determination of the Board of Directors, managing member or the equivalent governing body shall be required with respect to any such transactions entered into (i) in the ordinary course of business, (ii) if such transaction, together with all related transactions, does not involve property, funds, investments or services with a fair market value in excess of $100,000 or (iii) in connection with the execution or performance of the Company's obligations under the Engagement Letter.

            Section 6.13. Consolidations, Mergers and Sales of Assets; Ownership of Subsidiaries. (a) No Credit Party will consolidate or merge with or into any other Person. No Credit Party will sell, lease or otherwise transfer, directly or indirectly, any substantial part of the assets of any Credit Party to any other Person. Notwithstanding the foregoing, the Company may change its legal form to a Delaware corporation, as set forth in the Share Exchange Agreement in the form of

Exhibit N to the Sibson US Asset Purchase Agreement, upon 10 days prior written notice to Purchaser together with draft documentation reflecting the same, subject to such documentation being satisfactory to Purchaser in all respects, including without limitation, documentation evidencing the assumption of all liabilities and obligations hereunder by any successor entity to the Company.

            (b) Except as permitted by subsection (a) above, each Credit Party will at all times continue to own, directly or indirectly, 100% of the capital stock or other ownership interests of each Person which is currently, or hereafter becomes a Subsidiary of such Credit Party. No new Subsidiaries will be created after the Closing unless the same execute and deliver the Subsidiary Guaranty and any other documents Purchaser reasonably requests in connection therewith; provided, however, that this requirement shall not apply to Sibson & Company, Inc. and SC2, Inc., neither of which holds any assets.

            Section 6.14. Use of Proceeds. The proceeds from the issuance and sale of the Notes by the Company pursuant to this Agreement at the Initial Takedown shall be used to finance in part the consummation of the Sibson Acquisition and at the Second Takedown shall be used to finance in part the consummation of the Delphi Acquisition.

            Section 6.15. Restrictions on Certain Amendments. No Credit Party will amend or waive, or suffer to be amended or waived, any Company Corporate Document (including, without limitation, the Nextera LLC Agreement) or any Material Acquisition Document from the respective forms thereof delivered to Purchasers pursuant to Section 5.1 without the prior written consent of Purchaser.

            Section 6.16. Permanent Financing. (a) The Company will, and will cause each Credit Party to, take all the actions which, in the reasonable judgment of DLJSC, are necessary or desirable to obtain Permanent Financing as soon as practicable through issuance of securities at such interest rates and other terms as are, in the reasonable opinion of DLJSC, prevailing for new issues of securities of comparable size and credit rating in the capital markets at the time such Permanent Financing is consummated and obtained in comparable transactions made on an arm's length basis between unaffiliated parties. The amount to be financed shall be in an amount at least sufficient to repay or redeem the Notes in full in accordance with their terms. The Company hereby covenants and agrees that the proceeds from the Permanent Financing shall be used to the extent required to redeem in full the Notes in accordance with their terms.

            (b) The Company covenants that it will, and will cause each Credit Party to, enter into such agreements as in the judgment of DLJSC are customary in connection with the Permanent Financing, make such filings under the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended, and state securities laws as in the reasonable judgment of DLJSC shall be required to permit consummation of the Permanent Financing and take such steps as in the reasonable judgment of DLJSC are necessary or desirable to cause such filings to become effective or in the judgment of DLJSC are otherwise required to consummate the Permanent Financing.

            Section 6.17. Business Activities. The Company will not, and it will not permit any Credit Party to, enter into any business, either directly or through any Subsidiary or joint venture, except for those businesses of the same type as or related to those in which the Credit Parties are engaged on the date of this Agreement.

            Section 6.18. Maintenance of Separateness. The Company will, and will cause each of its Subsidiaries to, satisfy customary corporate and limited liability company formalities, as applicable, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting or similar meeting or actions for a limited liability company and the maintenance of corporate or limited liability company offices and records. Other than pursuant to any Subsidiary Guaranty entered into pursuant to this Agreement, neither the Company nor any of its Subsidiaries shall make any payment to a creditor of any other Subsidiary in respect of any liability of any such Subsidiary. Any financial statements distributed to any creditors of any Subsidiary shall clearly establish or indicate the separateness of such Subsidiary from the Company and its other Subsidiaries. Neither the Company nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate or limited liability company existence of the Company or any of its Subsidiaries being ignored, or in the assets and liabilities of the Company or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

            Section 6.19. KU Debt. Neither the Company nor any Credit Party shall amend or consent to any amendment of the KU Debt.

            Section 6.20. Sibson Canada. The Company will cause Sibson Canada to deliver to Purchaser within five (5) Business Days from September 1, 1998 an intercreditor agreement by and between the Toronto-Dominion Bank and Purchaser, in a form reasonably satisfactory to Purchaser.

                                    ARTICLE VII
                                 EVENTS OF DEFAULT

            Section 7.1. Events of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following (each, an "Event of Default"), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body, shall have occurred and be continuing:

            (a) default in the payment of all or any part of the principal or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

            (b) default in the payment of any installment of interest upon any of the Notes or any fees payable under this Agreement as and when the same shall become due and payable, and continuance of such default for a period of 5 days; or

            (c) failure on the part of the Company duly to observe or perform any of the covenants contained in Sections 6.2 through 6.4, Sections 6.7 through 6.15, Section 6.17 and Section 6.19 of the Agreement; or

            (d) failure on the part of any Credit Party duly to observe or perform any of the other covenants or agreements contained in the Financing Documents, if such failure shall continue for a period of 30 days after the date on which written notice thereof shall have been given to the Company at the option of and by a holder of a Note; or

            (e) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

            (f) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Credit Party under the bankruptcy laws as now or hereafter in effect in any jurisdiction; or

            (g) there shall be a default in respect of any Debt of any Credit Party in an aggregate principal amount in excess of $500,000 whether such Debt now exists or shall hereafter be created (excluding the Notes but including Debt owing to any Credit Party) if such default results in acceleration of the maturity of such Debt or enables the holder of such Debt to accelerate the maturity thereof; or any Credit Party shall fail to pay at maturity any such Debt whether such debt now exists or shall hereafter be created; or

            (h) final judgments for the payment of money which in the aggregate at any one time exceed $500,000 shall be rendered against any Credit Party by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final; or

            (i) any representation, warranty, certification or statement made or deemed made by any Credit Party in any Financing Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Financing Document shall prove to have been untrue in any material respect when made or deemed made; or

            (j) any member of the ERISA Group has failed to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan has been filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC has instituted proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition has existed by reason of which the PBGC is entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there has occurred a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $100,000; or

            (k) a breach under the Engagement Letter has occurred; or

            (l) any Subsidiary Guaranty shall have been disavowed thereunder, a court of competent jurisdiction shall have determined that any Subsidiary Guaranty is unenforceable or any guarantor thereunder shall default in the performance of any of its obligations under any Subsidiary Guaranty; or

            (m) any of the Security Documents shall for any reason cease to be in full force and effect, or shall cease to give Purchaser the Liens, rights, powers and privileges purported to be created thereby including, without limitation, a perfected first priority security interest in, and Lien on, all of the collateral covered thereby in accordance with the terms thereof; or

            (n) a Change of Control has occurred;

then, and in each and every such case (other than under clauses (e) and (f) with respect to any Credit Party), unless the principal of all the Notes shall have already become due and payable, the Purchaser, by notice in writing to the Company, may declare the entire principal amount of the Notes together with accrued interest thereon to be immediately due and payable. If an Event of Default specified in clauses (e) or (f) with respect to any Credit Party occurs, the principal of and accrued interest on the Notes will be immediately due and payable without any declaration or other act on the part of the Holders. If an Event of Default shall occur and for as long as such Event of Default shall be continuing, the Purchaser shall have the right to appoint one representative to sit on the Board of Directors of the Company.

Notwithstanding the foregoing, in the event of any default hereunder or pursuant to any of the Subsidiary Debt, the Company, at Purchaser's request, shall promptly repay any or all of the Subsidiary Debt, including, at the Purchaser's sole discretion, by means of the issuance of additional Notes by the Company on the same terms and conditions as set forth in this Agreement.

                                  ARTICLE VIII
                             LIMITATION ON TRANSFERS

            Section 8.1. Restrictions on Transfer. From and after the date of each Takedown and their respective dates of issuance, as the case may be, none of the Notes shall be transferable except upon the conditions specified in Sections 8.2 and 8.3, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Notes or any interest therein. Purchaser will cause any proposed transferee of any Notes (or any interest therein) held by it to agree to take and hold such Notes (or any interest therein) subject to the provisions and upon the conditions specified in this Section 8.1 and in Sections 8.2 and 8.3.

            Section 8.2. Restrictive Legends. (a) Each Note issued to Purchaser or to a subsequent transferee shall (unless otherwise permitted by the provisions of Section 8.2(b) or Section 8.3) include a legend in substantially the following form:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF AUGUST 31, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER OF THIS SECURITY AT ITS PRINCIPAL EXECUTIVE OFFICE.

            (b) Any Holders of Notes registered pursuant to the Securities Act and qualified under applicable state securities laws may exchange such Notes on transfer for new securities that shall not bear the legend set forth in paragraph (a) of this Section 8.2.

            Section 8.3. Notice of Proposed Transfers. (a) Five Business Days prior to any proposed Transfer (other than Transfers of Notes (i) registered under the Securities Act, (ii) to an Affiliate of DLJSC or a general partnership in which DLJSC or an Affiliate of DLJSC is one of the general partners or (iii) to be made in reliance on Rule 144A under the Securities Act) of any Notes, the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, and shall be accompanied by (i) an opinion of counsel reasonably satisfactory to the Company addressed to the Company to the effect that the proposed Transfer of such Notes may be effected without registration under the Securities Act, (ii) such representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (iii) such letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Notes shall be entitled to Transfer such Notes in accordance with the terms of the notice delivered by the holder. Each Note transferred as above provided shall bear the legend set forth in Section 8.2(a) except that such Note shall not bear such legend if the opinion of counsel referred to above is to the further effect that neither such legend nor the restrictions on Transfer in Sections 8.1 through 8.3 are required in order to ensure compliance with the provisions of the Securities Act.

              Five Business Days prior to any proposed Transfer of any Notes to be made in reliance on Rule 144A under the Securities Act ("Rule 144A"), the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer and certifying that such Transfer will be made (i) in full compliance with Rule 144A and (ii) to a transferee that (A) such holder reasonably believes to be a "qualified institutional buyer" within the meaning of Rule 144A and (B) is aware that such Transfer will be made in reliance on Rule 144A. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, whereupon the holder of such Notes shall be entitled to Transfer such Notes in accordance with the terms of the notice delivered by the holder. Each Note transferred as above provided shall bear the legend set forth in Section 8.2(a).


                                   ARTICLE IX
                                  MISCELLANEOUS

            Section 9.1. Notice. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereinafter specify for the purpose. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, or (ii) if given by overnight courier, addressed as aforesaid or by any other means, when delivered at the address specified in this Section.

            Section 9.2. No Waivers; Amendments. (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

            (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such agreement, supplement or waiver is in writing and is signed by the Company and the Majority Holders; provided, that without the consent of each Holder of any Note affected thereby, an amendment, supplement or waiver may not (a) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (b) reduce the rate or extend the time for payment of interest on any Note, (c) reduce the principal amount of or extend the stated maturity of any Note or alter the redemption provisions with respect thereto or (d) make any Note payable in money or property other than as stated in the Notes. In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, consent, or waiver as provided in this Agreement or in the Notes, Notes which are owned by the Company or any other obligor on or guarantor of the Notes, or, by any Person controlling, controlled by, or under common control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided further that no such amendment, supplement or waiver which affects the rights of Purchaser and its Affiliates otherwise than solely in their capacities as Holders of Notes shall be effective with respect to them without their prior written consent.

            Section 9.3. Indemnification. The Company (the "Indemnifying Party") agrees to indemnify and hold harmless Purchasers, its Affiliates, and each Person, if any, who controls Purchaser, or any of its affiliates, within the meaning of the Securities Act or the Exchange Act (a "Controlling Person"), and the respective partners, agents, employees, officers and directors of Purchaser, its Affiliates and any such Controlling Person (each an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto), arising out of, or in connection with any activ-ities contemplated by this Agreement or any of the services rendered in connection herewith, including, but not limited to, losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or any alleged untrue statement of a material fact or any omission or any alleged omission to state a material fact in any of the disclosure or offering or confidential information documents (the "Disclosure Documents") pertaining to any of the transactions or proposed transactions contemplated herein, including any eventual refinancing or resale of the Notes, provided that the Indemnifying Party will not be responsible for any claims, liabilities, losses, damages or expenses that are determined by final judgment of court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith. The Indemnifying Party also agrees that Purchaser shall have no liability (except for breach of provisions of this Agreement) for claims, liabilities, damages, losses or expenses, including legal fees, incurred by the Indemnifying Party in connection with this Agreement unless they are determined by final judgment of a court of competent jurisdiction to result from
(a) Purchaser's gross negligence, willful misconduct or bad faith, (b) Purchaser's use of Disclosure Documents not approved by the Indemnifying Party or (c) the failure of Purchaser to furnish to any purchaser of securities any Disclosure Document furnished to Purchaser by the Indemnifying Party which corrected any untrue statement of a material fact or omission to state a material fact contained in a Disclosure Document previously furnished to such purchaser by Purchaser.

            If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party under this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall, if requested by such Indemnified Party or if the Indemnifying Party desires to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Indemnifying Party shall not affect any obligations the Indemnifying Party may have to such Indemnified Party under this Agreement or otherwise unless the Indemnifying Party is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Indemnifying Party has failed to assume the defense and employ counsel or
(ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by Purchaser. The Indemnifying Party shall not be liable for any settlement of any such action effected without the written consent of the Indemnifying Party (which shall not be unreasonably withheld) and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reasons of settlement of any action effected with the consent of the Indemnifying Party. In addition, the Indemnifying Party will not, without the prior written consent of Purchaser, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent, or termination includes an express unconditional release of Purchaser and the other Indemnified Parties, reasonably satisfactory in form and substance to Purchaser, from all liability arising out of such action, claim, suit or proceeding.

            If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying the Indemnified Party, the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and by Purchaser on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and Purchaser on the other, but also the relative fault of the Indemnifying Party and Purchaser as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 9.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of fees actually received by Purchaser pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Indemnifying Party on the one hand and the Purchaser on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statements of material fact or the omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or by Purchaser and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            The indemnification, contribution and expense reimbursement obligations set forth in this Section 9.3 (i) shall be addition to any liability the Indemnifying Party may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the payment in full of the Notes and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Purchaser or any other Indemnified Party.

            Section 9.4. Expenses. The Company agrees to pay all reasonable out-of-pocket costs, expenses and other payments in connection with the purchase and sale of the Notes as contemplated by this Agreement including without limitation (i) fees and disbursements of special counsel and any local counsel for Purchaser incurred in connection with the preparation of this Agreement,
(ii) all reasonable out-of-pocket expenses of Purchaser, including reasonable fees and disbursements of counsel, in connection with any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by Purchaser and each holder of Notes, including reasonable fees and disbursements of a single counsel (which counsel shall be selected by Purchaser if Purchaser is a holder of Notes when such Event of Default occurs), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

            Section 9.5. Payment. The Company agrees that, so long as Purchaser shall own any Notes purchased by it from the Company hereunder, the Company will make payments to Purchaser of all amounts due thereon by wire transfer by 1:00 PM (New York City time) on the date of payment to such account as is specified beneath Purchaser's name on the signature page hereof or to such other account or in such other similar manner as Purchaser may designate to the Company in writing.

            Section 9.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and Purchaser and their respective successors and assigns; provided that the Company may not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders except pursuant to the Nextera Incorporation. All provisions hereunder purporting to give rights to DLJSC and its Affiliates or to Holders are for the express benefit of such Persons.

            Section 9.7. Brokers. The Company represents and warrants that, except for DLJSC, neither it nor any Credit Party has employed any broker, finder, financial advisor or investment banker who might be entitled to any brokerage, finder's or other fee or commission in connection with any Acquisition or the sale of the Notes.

            Section 9.8. New York Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 9.9. Severability. If any term, provision, covenant or restriction of the Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            Section 9.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.



                                        NEXTERA ENTERPRISES, L.L.C.

                                        By: /s/ MICHAEL P. MULDOWNEY
                                            -----------------------------------
                                            Name: Michael P. Muldowney
                                            Title: Chief Financial Officer

                                            Address:

                                            One Cranberry Hill
                                            Lexington, MA 02173
                                            Attention:  Gresham T. Brebach, Jr.
                                            Fax No.: (781) 778-4500

                                        NEXTERA FUNDING, INC.

                                        By: /s/ PAUL THOMPSON, III
                                            -----------------------------------
                                            Name:     Paul Thompson, III
                                            Title:    Director & President


                                            Address:

                                            277 Park Avenue
                                            New York, NY 10172
                                            Attention:  Paul Thompson, III
                                            Fax No.: (212) 892-7272

                                 Account Number and Bank for Payments:

                                 Account Name:           DLJ Securities Corp.
                                 Bank Name:              Citibank
                                 ABA Number:             021 000 089
                                 Account Number:         3889-6041

                                 For Further Credit to:  Nextera Funding, Inc.
                                 Account Number:         275005759
                                 Attn:                   Bill Spiro